AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

    THIS AMENDMENT dated as of the 3rd day of June, 2021, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement (“Agreement”); and

WHEREAS, the parties desire to amend the series of the Trust to add the Pzena International Value Fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit HH is hereby superseded and replaced with Exhibit HH attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST            U.S. BANCORP FUND SERVICES, LLC

By: ______________________________        By: ________________________________

Printed Name: Jeff Raumann            Printed Name: _________________

Title:    President                    Title: Senior Vice President

Exhibit HH to the Advisors Series Trust Fund Administration
Servicing Agreement

Name of Series                         Date Added
Pzena Mid Cap Value Fund                         On or after March 20, 2014
Pzena Emerging Markets Value Fund                    On or after March 20, 2014
Pzena Long/Short Value Fund                        On or after March 20, 2014
Pzena Small Cap Value Fund               On or after March 9, 2016
Pzena International Small Cap Value Fund                On or after June 14, 2018
Pzena International Value Fund                        On or after June 3, 2021

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at January, 2020

Annual Fee Based Upon Average Net Assets at Fund Complex Level*
        6 basis points on the first $[ ] million
        5 basis points on the next $[ ] million
        4 basis points on the balance above $[ ] million
Minimum annual fee: $[ ] per fund (normally $[ ] per fund)
•Additional fee of $[ ] for each additional class
•Additional fee of $[ ] per manager/sub-advisor per fund
Services Included in Annual Fee Per Fund
•Daily Performance Reporting
•Advisor Information Source Web Portal
•USBFS Legal Administration (e.g., registration statement update)
Section 15(c) Reporting
•$[ ] /fund per report – first class
•$[ ] /additional class report
CCO Annual Fees (Per Advisor Relationship/Fund)*
•$[ ] for the first advisor managed fund
•$[ ] for funds 2-5 managed by the advisor
•$[ ]/fund over 5 funds managed by the advisor
•$[ ] / sub-advisor per fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, PFIC monitoring and conversion expenses (if necessary).

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. U.S. Bank legal administration (e.g., annual legal administration and subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

Advisor’s Signature is not needed, as the fee schedule is not changing.

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